As filed with the Securities and Exchange Commission on November 30, 2001
                          Registration No. 33-27652-NY

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                              --------------------
                               INVICTA CORPORATION
             (Exact name of registrant as specified in its charter)
                              --------------------

       Delaware                                                22-2946374
(State or other jurisdic-                           (IRS Employer Identification
 tion of incorporation or                                        Number)
    organization)

                               1121 Holland Drive
                              Boca Raton, FL 33487
               (Address of principal executive offices) (zip code)
                              --------------------
                   STOCK OPTION PLAN FOR EMPLOYEES, DIRECTORS,
                            CONSULTANTS AND ADVISERS
                           (Full titles of the plans)
                              --------------------
                              Louis W. Gleckel, MD
                              Chairman of the Board
                               Invicta Corporation
                               1121 Holland Drive
                              Boca Raton, FL 33487
                                 (561) 995-9980
 (Name, address and telephone number, including area code, of agent for service)
                              --------------------


                                CALCULATION OF REGISTRATION FEE

===================================== ============== ============== ================= ===============
Title of Securities to be Registered  Amount being   Proposed       Proposed          Amount of
                                       Registered    Maximum        Maximum           Registration
                                           (1)       Offering       Aggregate         Fee
                                                     Price Per      Offering Price
                                                     Share (2)
------------------------------------- -------------- -------------- ----------------- ---------------
Common Stock, $.001 par value            750,000       $1.00         $750,000.00         $179.25


(1) This Registration Statement shall also cover any shares of Common Stock which will become issuable under the Option Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Invicta Corporation

(2) Calculated solely for purposes of this offering under Rule 457(c) of the Securities Act of 1933, as amended, on the basis of the average asked price of the Registrant on November 29, 2001.


                                     PART II

               Information Required in the Registration Statement




Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

     Invicta Corporation, a Delaware corporation (the "Registrant"), hereby incorporates by reference into this Registration Statement the following documents, (a) though (e) of which were previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Quarterly Report on Form 10-QSB filed with the Commission on November 15, 2001, and amended on Form 10-QSB/A filed with the Commission on November 15, 2001;

     (b) The Registrant's Quarterly Report on Form 10-QSB, for the Quarter ended June 30, 2001;

     (c) The Registrant's Quarterly Report on Form 10-QSB for the Quarter ended March 31, 2001;

     (d) The Registrant's Annual Report on Form 10-KSB for the Year ended December 31, 2000;

     (e) Any similar report filed subsequently with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act.

     (f) The Shares of Common Stock to be offered pursuant to the "Invicta Corporation January, 2000 Stock Incentive Plan" have been registered pursuant to Section 12 of the Exchange Act (Boston Stock Exchange).


Item 4.  Description of Securities
         -------------------------

     Not applicable.


Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

     Certain legal matters with respect to the legality of the issuance of the Common Stock offered hereby will be passed upon for the Registrant by William J. Reilly, Esq.


Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

     Not applicable.


Item 7. Exemption from Registration Claimed.
        ------------------------------------

     Not applicable


Item 8. Exhibits
        --------

Exhibit Number     Exhibit
--------------     -------

5                  Opinion and consent of  William J. Reilly, Esq.
24.1               Consent of Independent Auditors
24.2               Consent of  William J. Reilly, Esq is contained in Exhibit 5.
25                 Power of Attorney, Reference is made to page II-5 of this
                   Registration Statement

-----------------

Item 9.  Undertakings
         -------------

     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being make, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the Registration Statement; (2) that for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the expiration, of the period to exercise the warrants.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into the Registration Statement shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit of proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filling on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the State of Florida, on November 30, 2001.

INVICTA CORPORATION



By:________________________
Louis W. Gleckel, MD
Chairman

That the undersigned officers and directors of Invicta Corporation, a Delaware corporation, do hereby constitute and appoint Louis W. Gleckel, MD, the lawful attorney-in-fact and agent, with full power and authority to do any and all acts and things and all acts and things and to execute any and all required instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statements. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments and supplements to this Registration Statement and to any amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorney and agent, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



     Signature                      Title                         Date
--------------------------------------------------------------------------------


/s/ LOUIS W. GLECKEL            Chairman of the Board      November 30, 2001
--------------------------



/S/KENNETH BROWN               Secretary, Director         November 30, 2001
--------------------------



/S/ WILLIAM J. REILLY          Treasurer and Director      November 30, 2001
--------------------------



Pursuant to the requirements of the Securities Act of 1933, the trustees have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, FL on November 30, 2001.

INVICTA CORPORATION JANUARY, 2000 STOCK INCENTIVE PLAN"


By:   /S/ WILLIAM J. REILLY
         Secretary/Trustee

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON D.C.


                                    EXHIBITS
                                       TO
                                    FORM S-8
                                      UNDER
                             SECURITIES ACT OF 1933



                               INVICTA CORPORATION

                                  EXHIBIT INDEX
                                  -------------


Exhibit Number     Exhibit
--------------     -------

    5              Opinion and consent of, William J. Reilly, Esq.
    24.1           Consent of Independent Auditors
    24.2           Consent of, William J. Reilly, Esq is contained in Exhibit 5.
    25             Power of Attorney, Reference is made to page II-5 of this
                   Registration Statement